UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): November 30, 2007
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, upon recommendation of the Corporate Governance and Nominating Committee of the Board of Directors of Metro One Telecommunications, Inc. (the “Company”), the Board of Directors appointed Richard B. Keller II to fill the remaining vacancy on the Board and further appointed Mr. Keller to serve as the third independent member of the Company’s Audit Committee.  Mr. Keller will serve as a Class II Director and will serve until the next annual meeting of shareholders and until a successor is duly elected and qualified.

Mr. Keller is president of Officers Row Capital, LLC, a venture capital firm focused on energy and wireless telecommunications, and serves as the Chairman of the Board of Pacific West Energy, LLC, a privately held integrated energy production and marketing company.  Mr. Keller is a trustee of the foundations of Emanuel, Emanuel Children’s and Good Samaritan Hospitals and also serves as trustee of the Vancouver National Historic Reserve Trust.  He further serves as a director and executive committee member of the Oregon Symphony and as a board member of the Business Advisory Council to the Portland State University Graduate School of Business.  Mr. Keller has a Bachelor of Arts degree from Stanford University.

Mr. Keller’s appointment to the Board and to the Audit Committee avoids the commencement of delisting proceedings against the Company by the staff of The Nasdaq Stock Market (the “Staff”). By letter dated June 27, 2007 (the “June 27th  Letter”), the Staff notified the Company that the Staff had determined that the Company was not in compliance with the audit committee requirements for continued listing on The Nasdaq Capital Market as set forth in Marketplace Rule 4350.  Marketplace Rule 4350(d)(2) requires that the audit committee of each Nasdaq issuer have at least three members, each of whom, among other things, must be independent as defined under Marketplace Rule 4200(a)(15) and meets the criteria for independence set forth in SEC Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The June 27th Letter stated that if the Company’s next annual shareholders’ meeting was held before December 3, 2007, the Company must evidence compliance with Marketplace Rule 4350 no later than December 3, 2007.  By letter dated December 4, 2007, and based upon information provided by the Company to it, the Staff notified the Company that the Staff has determined that the Company is now in compliance with Marketplace Rule 4350(d)(2) and that the matter is now closed.

Item 7.01.    Regulation FD Disclosure.

The information and exhibit provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act or the Securities Act of 1933, as amended. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On December 6, 2007, the Company issued a press release announcing the appointment of Mr. Keller to the Company’s Board of Directors and to its Audit Committee.  A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

Exhibit Number	Name of Exhibit

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: December 6, 2007	By:	/s/ Gary Henry
Gary Henry, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Press Release